Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-167418

Prospectus Supplement

(To prospectus dated June 18, 2010)

30,357,143 shares

TransAtlantic Petroleum Ltd.

Common Shares

We are offering directly to selected investors 30,357,143 of our common shares, par value $0.01 per share, under this prospectus supplement and the accompanying base prospectus.

Our common shares are traded in Canadian dollars on the Toronto Stock Exchange under the symbol “TNP” and are traded in U.S. dollars on the NYSE Amex under the symbol “TAT”. On September 27, 2010, the closing price of our common shares on the Toronto Stock Exchange was Cdn$3.07 per share, and the closing price for our common shares on the NYSE Amex was $2.97 per share.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged Madison Williams and Company LLC and Wunderlich Securities, Inc. to act as the placement agents in connection with this offering. We have agreed to pay the placement agency fee set forth in the table below.

	Per Share		Aggregate
Public offering price	$2.80		$85,000,000
Placement agency fee	$0.14	(1)	$4,000,000	(1)
Proceeds, before expenses, to us	$2.66		$81,000,000

(1)

The placement agency fee is equal to five percent (5%) of the gross proceeds received by us in the offering, excluding $5.0 million of proceeds received from common shares sold to N. Malone Mitchell, 3rd, or his affiliates. See “Plan of Distribution.”

Delivery of the common shares will be made on or about September 30, 2010. The common shares will be delivered only in book-entry form through The Depository Trust Company, New York, New York. Purchaser funds will be deposited into an escrow account and held until jointly released by us and the placement agents on the date the common shares are to be delivered to the purchasers, unless other arrangements are made with our consent. All funds received in the escrow account will be held in a non-interest bearing account.

Madison Williams and Company

Wunderlich Securities, Inc.

The date of this prospectus supplement is September 28, 2010.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and any “free writing prospectus” we may authorize to be delivered to you. We have not, and the placement agents have not, authorized any person to provide you with different information. This prospectus supplement and the accompanying base prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common shares. The second part is the accompanying base prospectus, which provides general information about us and our securities, some of which may not apply to the common shares that we are currently offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference.

To the extent the description of this offering varies between this prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you and the information contained in the accompanying base prospectus or any document incorporated by reference therein, you should rely on the information contained in or incorporated by reference in this prospectus supplement. You should read the information contained in this prospectus supplement and the accompanying base prospectus as well as the additional information described under the caption “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the prospectus supplement and any “free writing prospectus” we may authorize to be delivered to you before investing in our common shares.

You should assume that the information appearing in this prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you and in the accompanying base prospectus is only accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “TransAtlantic,” “we,” “us,” and “our” are to TransAtlantic Petroleum Ltd. and its subsidiaries on a consolidated basis. All references to “$” or “dollars” in this prospectus refer to U.S. dollars, unless otherwise indicated. Canadian dollars is abbreviated Cdn$.

NOTICE TO UK RESIDENTS

This document has been prepared on the basis that all offers of common shares will be made pursuant to an exemption under Directive 2003/71/EC (the “Prospectus Directive”), as implemented in the United Kingdom (the “UK”), from the requirement to produce a prospectus for offers of common shares. Accordingly any person making or intending to make any offer in the UK of common shares which are the subject of the offering contemplated in this document should only do so in circumstances in which no obligation arises for the company or any of the placement agents to produce a prospectus for such offer. Neither the company nor the placement agents have authorized, nor do they authorize, the making of any offer of common shares through any financial intermediary, other than offers made by the placement agents which constitute the final placement of common shares contemplated in this document.

This document may only be distributed to, and is directed at persons who have professional experience in matters relating to investments falling within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this document or any of its contents.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement are “forward-looking statements” and are prospective. Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “project,” “estimate,” “continue” or similar words suggesting future outcomes or statements regarding an outlook. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; the global economic crisis and economic conditions in the countries and provinces in which we carry on business, especially economic slowdowns; actions by governmental authorities including increases in taxes, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; the negotiation and closing of material contracts; and the other factors discussed in other documents that we file with or furnish to the Securities and Exchange Commission (“SEC”). The impact of any one factor on a particular forward-looking statement is not determinable with certainty, as such factors are interdependent upon other factors. In that regard, any statements as to future natural gas or oil production levels; capital expenditures; the allocation of capital expenditures to exploration and development activities; sources of funding for our capital program; drilling of new wells; demand for natural gas and oil products; expenditures and allowances relating to environmental matters; dates by which certain areas will be developed or will come on-stream; expected finding and development costs; future production rates; ultimate recoverability of reserves; dates by which transactions are expected to close; cash flows; uses of cash flows; collectibility of receivables; availability of trade credit; expected operating costs; changes in any of the foregoing and other statements using forward-looking terminology are forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur.

Forward-looking statements in this prospectus supplement are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this prospectus supplement are made as of the date of this prospectus supplement and we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

TRANSATLANTIC PETROLEUM LTD.

We are a vertically integrated, international oil and gas company engaged in the acquisition, development, exploration, and production of crude oil and natural gas. We hold interests in developed and undeveloped oil and gas properties in Turkey, Morocco, Romania, and California. We own our own drilling rigs and oilfield service equipment, which we use to develop our properties in Turkey and Morocco. In addition, we provide oilfield services and contract drilling services to third parties in Turkey and plan to provide similar services in Morocco. We underwent a strategic transformation during 2008 as a result of a series of transactions with N. Malone Mitchell, 3rd, Chairman of our Board of Directors.

We were incorporated under the laws of British Columbia, Canada on October 1, 1985 under the name Profco Resources Ltd. and continued to the jurisdiction of Alberta, Canada under the Business Corporations Act (Alberta) on June 10, 1997. Effective December 2, 1998, we changed our name to TransAtlantic Petroleum Corp. Effective October 1, 2009, we continued to the jurisdiction of Bermuda under the Bermuda Companies Act 1981 from the Province of Alberta and changed our name to TransAtlantic Petroleum Ltd. Our common shares trade on the Toronto Stock Exchange in Canadian dollars under the symbol “TNP” and on the NYSE Amex in U.S. dollars under the symbol “TAT”. Our principal executive office is located at 5910 N. Central Expressway, Suite 1755, Dallas, Texas 75206. Our telephone number is (214) 220-4323. Our website address is www.transatlanticpetroleum.com. Except for any documents that are incorporated by reference into this prospectus supplement that may be accessed from our website, the information available on or through our website is not part of this prospectus supplement.

OPERATIONAL UPDATE

On License 4175 in southeastern Turkey, we have drilled the Kaletepe-1 well to a total depth of 10,695 feet and are now running final logs. We did not encounter any oil shows while drilling and did not encounter our primary pre-drilling objective, a Paleozoic-aged reservoir. While there are zones of the intermediate section that appear to be productive from a log analysis, we do not expect to make a commercial well, due to the lack of oil shows while drilling. Following our completion of the well, we will re-examine our data to evaluate further activity on the license.

We are now preparing to perform our first fracture stimulation in the Thrace Basin in northwestern Turkey. The first well that we plan to fracture stimulate is the Kepirtepe-1 well located on License 3791 in Turkey. We currently plan to fracture stimulate the Kepirtepe-1 well within the next five days, and we expect to conduct our second fracture stimulation, on the Pancarkoy-1 well Located on License 3599 in the Thrace Basin, within two weeks of completing the first fracture stimulation.

INSIDER PARTICIPATION

Mr. Mitchell, or one or more of his affiliates, has agreed to purchase $5.0 million of common shares pursuant to this offering. Dalea Partners, LP (“Dalea”) has waived the company’s obligation to pay down the Credit Agreement, dated June 28, 2010, by and between the company and Dalea from the net proceeds of this offering.

RISK FACTORS

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus supplement, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, investors should consider the following risk factors:

We need significant amounts of cash to repay our debt. If we are unable to generate sufficient cash to repay our debt, our business, financial condition and results of operations could be adversely affected.

As of August 31, 2010, the outstanding principal amount of our debt was $144.1 million, including $126.1 million of debt that has to be repaid or refinanced on or before June 28, 2011, of which $18.5 million is expected to be repaid from the net proceeds of this offering. We must generate sufficient amounts of cash to service and repay our debt. Our ability to generate cash will be affected by general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Future borrowings may not be available to us under our senior secured credit facility or from the capital markets in amounts sufficient to pay our obligations as they mature or to fund other liquidity needs. In addition, disruptions in the credit and financial markets can constrain our access to capital and increase its cost. The inability to service, repay or refinance our indebtedness could adversely affect our financial condition and results of operations.

If future financing is not available to us when required, as a result of limited access to the credit or equity markets or otherwise, or is not available on acceptable terms, we may be unable to invest needed capital for our developmental and exploratory drilling and other activities, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our senior secured credit facility, credit agreements and loan agreement contain various covenants that limit our management’s discretion in the operation of our business and can lead to an event of default that may adversely affect our business, financial condition and results of operations.

The operating and financial restrictions and covenants in our senior secured credit facility with Standard Bank, Plc and BNP Paribas (Suisse) SA, our short-term secured credit agreement with Standard Bank, Plc, our credit agreement with Dalea and our loan agreement with Dalea may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Our senior secured credit facility, credit agreements and loan agreement contain various covenants that restrict our ability to, among other things:

•	incur additional debt;

•	create liens;

•	enter into any hedge agreement for speculative purposes;

•	engage in business other than as an oil and gas exploration and production company;

•	enter into sale and leaseback transactions;

•	enter into any merger, consolidation or amalgamation;

•	dispose of all or substantially all of our assets;

•	use the amounts borrowed for only certain specified purposes;

•	declare or provide for any dividends or other payments or distributions;

•	redeem or purchase any shares; or

•	guarantee or permit the guarantee of the obligations of any other person.

In addition, the senior secured credit facility requires us to maintain specified financial ratios and tests and to maintain commodity price hedge agreements. Various risks, uncertainties and events beyond our control could affect our ability to comply with the covenants and financial tests and ratios required by the senior secured credit facility and could result in a default under the senior secured credit facility.

An event of default under the senior secured credit facility includes, among other events, failure to pay principal or interest when due, breach of certain covenants and obligations, our bankruptcy or insolvency, and failure to meet the required financial tests and ratios. In the event of our bankruptcy or insolvency, all amounts payable under the senior secured credit facility become immediately due and payable. In the event of any other default under our senior secured credit facility, the lenders would be entitled to accelerate the repayment of amounts outstanding. Moreover, in the event of a default we would lose the ability to draw on, and the lenders would have the option to terminate, any obligation to make further extensions of credit under the senior secured credit facility. In addition, in the event of a default under the senior secured credit facility, which is secured by substantially all of the assets of our wholly-owned subsidiaries, DMLP, Ltd., TransAtlantic Exploration Mediterranean International Pty. Ltd., Talon Exploration, Ltd. and TransAtlantic Turkey, Ltd., the lenders could proceed to foreclose against the assets securing such obligations.

An event of default under the short-term secured credit agreement with Dalea includes, among other events, failure to pay principal or interest when due, breach of certain covenants and obligations, our bankruptcy or insolvency, the occurrence of a material adverse effect, or a change in control. In the event of our bankruptcy or insolvency, all amounts payable under the short-term secured credit agreement become immediately due and payable. In the event of any other default under our short-term secured credit agreement, the lenders would be entitled to accelerate the repayment of amounts outstanding. In the event of a default under the short-term secured credit agreement, which is secured by substantially all of the assets of our wholly-owned subsidiaries, Amity Oil International Pty. Ltd. (“Amity”) and Petrogas Petrol Gaz ve Petrokimya Ürünleri Inşaat Sanayi ve Ticaret A.Ş. (“Petrogas”), the lenders could proceed to foreclose against the assets securing such obligations.

An event of default under the credit agreement with Dalea includes, among other events, failure to make the payment of principal or interest when due, breach of certain covenants or conditions, the occurrence of an adverse material change in our financial condition, bankruptcy or insolvency, or a change of control. In the event of a default under the credit agreement, the lender can demand all amounts payable under the credit agreement to be immediately due and payable. In the event of bankruptcy or insolvency, all amounts payable under the credit agreement become immediately due and payable.

An event of default under the loan agreement with Dalea includes, among other events, failure to make the payment of principal or interest, breach of certain covenants or obligations, bankruptcy or insolvency, or the occurrence of a default in a material agreement or instrument which would result in a material adverse effect. In the event of a default under the loan agreement, the lender at its option demand all amounts payable under the credit agreement to be immediately due and payable. In addition, in the event of default under the loan agreement, which is secured by certain equipment named therein, the lender can take immediate possession of any collateral in satisfaction for the amounts due under the loan agreement.

In the event of a default and acceleration of indebtedness under the senior secured credit facility, the credit agreements or the loan agreement, our business, financial condition and results of operations may be materially and adversely affected.

Difficulties in combining the operations of Amity and Petrogas with our operations may prevent us from achieving the expected benefits from the acquisitions.

There are significant risks and uncertainties associated with our acquisition of Amity and Petrogas. The acquisition is expected to provide substantial benefits, including among other things, expanding on our presence in the Thrace Basin and providing additional prospective acreage for shallow gas targets as well as deeper conventional and unconventional gas. Achieving such expected benefits is subject to a number of uncertainties, including:

•	whether the operations of Amity and Petrogas are integrated with us in an efficient and effective manner;

•	difficulty transitioning customers and other business relationships to our company;

•	problems unifying management of a combined company;

•	loss of key employees from our existing or acquired businesses; and

•	increased competition from other companies seeking to expand sales and market share during the integration period.

Failure to achieve these benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy from the development and operation of our existing business that could materially and adversely impact our business, financial condition and operating results.

We have not yet completed and filed with the SEC the audited and pro forma financial statements required for Amity and Petrogas.

We are in the process of preparing and obtaining an audit of the pre-acquisition financial statements for Amity and Petrogas. Because of the significance of the acquisition of these businesses to our company as determined under the SEC rules, we must file these audited financial statements, along with pro forma financial statements giving effect to the acquisition, with the SEC on or before November 10, 2010.

Because we have not yet filed these historical and pro forma financial statements, you must evaluate an investment in our common shares without the benefit of these financial statements.

Additionally, if we fail to timely file the audited and pro forma financial statements with the SEC, we could be delisted from the NYSE Amex and lose our ability to use our Registration Statement on Form S-3 and the price of our common shares could decline.

Offers or availability for sale of a substantial number of common shares by our shareholders may cause the market price of our common shares to decline.

We have registered for resale 98,382,751 common shares pursuant to two effective registration statements under the Securities Act of 1933, as amended (the “Securities Act”). The ability of our shareholders to sell substantial amounts of our common shares in the public market, or upon the expiration of any statutory holding period under Rule 144 under the Securities Act, could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common shares could fall. The existence of an overhang, whether or not sales have occurred or are occurring, could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Additionally, we filed a universal shelf Registration Statement on Form S-3 on June 9, 2010, registering the possible issuance and/or resale of common shares, undesignated shares, warrants, debt securities, and guarantees of debt securities. Sales of a substantial number of our common shares, or the perception that sales could occur, could adversely affect the market price of our common shares. In addition, these sales may be dilutive to existing shareholders.

Investing in our common shares involves risks. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein by reference before you decide to invest in our common shares. Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition. The trading price of our common shares could decline due to the occurrence of any of these risks and uncertainties, and investors could lose all or part of their investment.

USE OF PROCEEDS

We expect to generate net proceeds from this offering, after deducting the placement agency fee and estimated offering expenses of $425,000, of $80.6 million. We expect to use $19.0 million of the estimated net proceeds from this offering to repay the principal amount and accrued interest relating to a loan and security agreement between Viking International Limited, one of our wholly owned subsidiaries, and Dalea. N. Malone Mitchell, 3rd, Chairman of our Board of Directors, and his wife own 100% of Dalea. As of August 31, 2010, we had $18.5 million in principal amount of secured indebtedness outstanding under this loan agreement. Our loan agreement accrues interest at a rate of 10% per annum and matures on the earlier of (i) December 31, 2010 and (ii) the occurrence of an event of default. We used the proceeds of the loan agreement to purchase equipment and for general corporate purposes. We expect to use the remainder of the net proceeds from this offering for general corporate purposes.

DILUTION

Purchasers of our common shares offered by this prospectus supplement and the accompanying base prospectus will experience an immediate dilution in the net tangible book value of their common shares from the offering price of the common shares. The net tangible book value of our common shares is equal to our net tangible assets (tangible assets minus total liabilities) divided by the number of our common shares issued and outstanding as of June 30, 2010.

Dilution per share represents the difference between the offering price per share of our common shares and the adjusted net tangible book value per share of our common shares after giving effect to this offering. After reflecting the sale of 30,357,143 of our common shares offered by us at the offering price of $2.80 per common share, less placement agency fees and estimated offering expenses, our adjusted net tangible book value as of June 30, 2010 would have been $303.5 million, or $0.90 per common share. The change represents an immediate increase in net tangible book value per common share of $0.17 per share to existing shareholders and an immediate dilution of $1.90 per common share to new investors purchasing the common shares included in this offering. The following table illustrates this per share dilution:

Offering price per share		$2.80
Net tangible book value per share as of June 30, 2010	$0.73
Increase per share attributable to the offering	$0.17

As adjusted net tangible book value per share after this offering		$0.90

Dilution per share to new investors		$1.90

The number of common shares to be outstanding after this offering is based on 305,065,280 common shares outstanding as of June 30, 2010 and excludes:

•

2,619,000 of our common shares subject to options and 2,113,000 of our common shares subject to restricted stock units outstanding as of June 30, 2010 having a weighted average exercise price of $0.88 per share, and a weighted average grant date fair value of $1.97, respectively, of which options to purchase 2,586,000 shares were fully vested and exercisable;

•	18,887,000 of our common shares that have been reserved for issuance in connection with future grants under our TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan as of June 30, 2010; and

•

10,474,420 of our common shares that have been reserved for issuance upon exercise of outstanding warrants as of June 30, 2010, all such warrants having a weighted average exercise price of $2.92 per common share.

PLAN OF DISTRIBUTION

We are offering the common shares on a best efforts basis through Madison Williams and Company LLC and Wunderlich Securities, Inc., as placement agents. The placement agents have agreed to act as placement agents for the sale of the common shares, subject to the terms and conditions contained in a Placement Agency Agreement dated as of September 28, 2010 between us and the placement agents. The placement agents are not purchasing or selling any securities under this prospectus supplement or the accompanying base prospectus, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of securities.

The Placement Agency Agreement provides that the obligations of the placement agents and the closing of the sale of the common shares offered hereby are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, accountants’ letters and certificates.

The Placement Agency Agreement provides for a placement agency fee equal to 5% of the gross proceeds of the sale of the common shares offered hereby, other than shares sold to N. Malone Mitchell, 3rd, or his affiliates, plus the reimbursement of expenses (including legal fees), in accordance with the Placement Agency Agreement. The Placement Agency Agreement provides that 72% of the placement agency fee will be paid to the placement agents, and the remaining 28% of the placement agency fee is payable to the placement agents or other persons in our sole discretion. Under this arrangement, we expect to pay a portion of the placement agency fee to GMP Securities L.P., Canaccord Genuity Corp., Global Hunter Securities, LLC and TD Securities Inc. as consideration for advisory, consulting or other services to us. GMP Securities L.P., Canaccord Genuity Corp., Global Hunter Securities, LLC and TD Securities Inc. are not parties to the Placement Agency Agreement and are not acting as our agents in connection with the offering of the common shares. The estimated offering expenses payable by us, in addition to the placement agency fee, are approximately $425,000, which includes our legal and accounting costs, the placement agents’ expenses (including legal fees) and various other fees associated with registering and listing the common shares.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum compensation or discount to be received by any participating FINRA members or independent broker dealers in connection with the offer and sale of any securities will not be greater than 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement and the accompanying base prospectus.

We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Placement Agency Agreement. We have also agreed to contribute to payments the placement agents may be required to make in respect of such liabilities.

We, along with N. Malone Mitchell, 3rd, the Chairman of our Board of Directors, and Matthew W. McCann, our Chief Executive Officer, have agreed that we will not offer, sell, assign, transfer, pledge, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, any of our securities, without the prior written consent of Madison Williams and Company LLC, for a period of 90 days from the date of this prospectus supplement. The lock-up provisions summarized above are subject to customary exceptions, including, with respect to Messrs. Mitchell and McCann, transfers of common shares as bona fide gifts or pursuant to a Rule 10b5-1 trading plan, and with respect to us, the issuance of common shares or options to purchase common shares, or common shares upon exercise of options, pursuant to our equity incentive plans or the issuance of common shares as consideration for acquisitions.

This is a brief summary of the material provisions of the Placement Agency Agreement with the placement agents and does not purport to be a complete statement of its terms and conditions. A copy of the Placement Agency Agreement is on file with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K filed by us.

An offer to the public of any common shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying base prospectus may not be made in the UK except:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (c) by the placement agents to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or (d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common shares shall result in a requirement for the publication by TransAtlantic Petroleum Ltd. or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in the UK who receives any communication in respect of, or who acquires any common shares under, the offers contemplated in this prospectus supplement and the accompanying base prospectus will be deemed to have represented, warranted and agreed to and with each placement agent and us that:

(a) it is a qualified investor within the meaning of the law in the UK implementing Article 2(1)(e) of the Prospectus Directive; and (b) in the case of any common shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the common shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the UK other than qualified investors, as that term is defined in the Prospectus Directive; or (ii) where common shares have been acquired by it on behalf of persons in the UK other than qualified investors, the offer of those common shares to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of these provisions, the expression “offer to the public” of common shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase any common shares and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in the UK.

The registrar and transfer agent for our common shares is Computershare Investor Services Inc.

Our common shares are traded on the NYSE Amex under the symbol “TAT” and on the Toronto Stock Exchange under the symbol “TNP”.

A prospectus supplement and base prospectus in electronic format may be made available on the web sites maintained by the placement agents and the placement agents may distribute the prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

The validity of the common shares offered hereby has been passed upon for us by Appleby and certain other legal matters related to the offering have been passed upon for us by Haynes and Boone LLP. Certain legal matters have been passed upon for the placement agents by Bracewell & Giuliani LLP.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means that we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents listed below, excluding any disclosures therein that are furnished and not filed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 31, 2010;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 10, 2010;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed on August 9, 2010;

•	Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2010, filed on August 13, 2010;

•	Current Report on Form 8-K dated December 21, 2009 and filed on December 28, 2009, as amended by Amendment No. 1 on Form 8-K/A filed on January 7, 2010;

•	Current Report on Form 8-K dated January 7, 2010 and filed on January 13, 2010;

•	Current Report on Form 8-K dated June 28, 2010 and filed on June 28, 2010;

•	Current Report on Form 8-K dated June 28, 2010 and filed on June 30, 2010;

•	Current Report on Form 8-K dated June 28, 2010 and filed on July 1, 2010;

•	Current Report on Form 8-K dated June 28, 2010 and filed on July 1, 2010;

•	Current Report on Form 8-K dated July 3, 2010 and filed on July 9, 2010;

•	Current Report on Form 8-K dated August 24, 2010 and filed on August 30, 2010;

•	Current Report on Form 8-K dated September 27, 2010 and filed on September 28, 2010;

•	Current Report on Form 8-K dated September 28, 2010 and filed on September 28, 2010;

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Unaudited pro forma condensed combined financial statements and the notes thereto of TransAtlantic Petroleum Ltd. for the year ended December 31, 2009, as set forth on pages F-1 to F-8 included in the Prospectus filed with the SEC pursuant to Rule 424(b)(3) under Registration Statement No. 333-163976 on May 12, 2010;

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Consolidated financial statements of Incremental Petroleum Limited and subsidiaries as of and for the years ended December 31, 2008 and 2007 as set forth on pages F-9 to F-41 included in the Prospectus filed with the SEC pursuant to Rule 424(b)(3) under Registration Statement No. 333-163976 on May 12, 2010; and

•

The description of our common shares, which is contained in our registration statement on Form 8-A12B filed with the SEC on December 7, 2009, as updated or amended in any amendment or report filed for such purpose.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of the offering of the securities described in this prospectus supplement, shall be deemed to be incorporated by reference herein and to be part of this prospectus supplement from the respective dates of filing such documents. Information contained in this prospectus supplement modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus supplement or in earlier-dated documents incorporated by reference.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost. We can be contacted at the address and phone number indicated below:

TransAtlantic Petroleum Ltd.

5910 N. Central Expressway

Suite 1755

Dallas, Texas 75206

Attn: Secretary

Telephone (214) 220-4323

Our incorporated reports and other documents may be accessed at our website address: www.transatlanticpetroleum.com or by contacting the SEC as described below in “Where You Can Find More Information.”

The information contained on our website does not constitute a part of this prospectus supplement, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this prospectus supplement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Prospectus

$300,000,000

Common Shares

Undesignated Shares

Warrants

Debt Securities

Offered by

TransAtlantic Petroleum Ltd.

Guarantees of Debt Securities by

Viking Geophysical Services, Ltd. and

Viking International Limited

TransAtlantic Petroleum Ltd. may offer, from time to time, in one or more offerings at prices and on terms that will be determined at the time of any such offering, up to $300,000,000 in aggregate initial offering price of common shares, undesignated shares, warrants or debt securities. This prospectus also covers guarantees of our payment obligations under any debt securities, which may be given by certain of our subsidiaries on terms to be determined at the time of the offering. We will provide the specific terms of any offering and the offered securities, including any guarantees by our subsidiaries, in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and the risk factors incorporated by reference herein or included in any prospectus supplement carefully before you make your investment decision.

We may sell our securities to or through agents or underwriters as designated from time to time, or though a combination of these methods. For additional information on the method of sales, you should refer to the section of this prospectus entitled “Plan of Distribution.” If any agents, dealers or underwriters are involved in the sale of our securities, the applicable prospectus supplement will set forth the names of the underwriters and any applicable commission or discounts. We may also sell securities directly to investors.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and the terms of the related offering. Our common shares are traded in Canadian dollars on the Toronto Stock Exchange under the symbol “TNP” and are traded in U.S. dollars on the NYSE Amex under the symbol “TAT”. On June 8, 2010, the closing price of our common shares on the Toronto Stock Exchange was Cdn$3.20, and the closing price of our common shares on the NYSE Amex was $3.08 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2010.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings up to a total dollar amount of $300.0 million. This prospectus provides you with a general description of the securities that we may offer and certain guarantees that may be provided by our subsidiaries. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered and any related subsidiary guarantees. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should assume that the information appearing in this prospectus and in any prospectus supplement is only accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “TransAtlantic,” “we,” “us,” and “our” are to TransAtlantic Petroleum Ltd. and its subsidiaries on a consolidated basis. All references to “$” or “dollars” in this prospectus refer to U.S. dollars, unless otherwise indicated. Canadian dollars is abbreviated Cdn$.

TRANSATLANTIC PETROLEUM LTD.

TransAtlantic Petroleum Ltd. is a vertically integrated, international oil and gas company engaged in the acquisition, development, exploration, and production of crude oil and natural gas. We hold interests in developed and undeveloped oil and gas properties in Turkey, Morocco, Romania, and California. We own our own drilling rigs and oilfield service equipment, which we use to develop our properties in Turkey and Morocco. In addition, we provide oilfield services and contract drilling services to third parties in Turkey and plan to provide similar services in Morocco. We underwent a strategic transformation during 2008 as a result of a series of transactions with N. Malone Mitchell, 3rd, chairman of our board of directors.

We were incorporated under the laws of British Columbia, Canada on October 1, 1985 under the name Profco Resources Ltd. and continued to the jurisdiction of Alberta, Canada under the Business Corporations Act (Alberta) on June 10, 1997. Effective December 2, 1998, we changed our name to TransAtlantic Petroleum Corp. Effective October 1, 2009, we continued to the jurisdiction of Bermuda under the Bermuda Companies Act 1981 from the Province of Alberta and changed our name to TransAtlantic Petroleum Ltd. Our principal executive office is located at 5910 N. Central Expressway, Suite 1755, Dallas, Texas 75206. Our telephone number is (214) 220-4323. Our website address is www.transatlanticpetroleum.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

RISK FACTORS

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement.

Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition. The trading price of our common shares could decline due to the occurrence of any of these risks and uncertainties, and investors could lose all or part of their investment. In assessing these risks and uncertainties, investors should also refer to the information contained or incorporated by reference in our other filings with the SEC.

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended March 31, 2010	Year Ended December 31,
		2009	2008	2007	2006	2005
Ratio of earnings to fixed charges (1)	—	—	—	—	—	—

(1)	For purposes of calculating the ratio of earnings to fixed charges, “earnings” represents earnings from continuing operations before income taxes plus fixed charges. “Fixed charges” includes interest expense, capitalized interest and the portion of rental expense that management believes is representative of the interest component of rental expense, which is currently one-third. We did not pay any dividends on undesignated shares during the periods presented in the table above and did not pay any dividends on preferred stock prior to October 1, 2009, the effective date of our continuation to Bermuda.
(2)	For these periods, earnings were insufficient to cover fixed charges. The amount of the coverage deficiencies (in thousands) were $10,498, $60,718, $16,475, $6,318, $12,285 and $4,647 for the three months ended March 31, 2010 and the years ended December 31, 2009, 2008, 2007, 2006 and 2005, respectively.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus are “forward-looking statements” and are prospective. Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “project,” “estimate,” “continue” or similar words suggesting future outcomes or statements regarding an outlook. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; the global economic crisis and economic conditions in the countries and provinces in which we carry on business, especially economic slowdowns; actions by governmental authorities including increases in taxes, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; the negotiation and closing of material contracts; and the other factors discussed in other documents that we file with or furnish to the SEC. The impact of any one factor on a particular forward-looking statement is not determinable with certainty, as such factors are interdependent upon other factors. In that regard, any statements as to future natural gas or oil production levels; capital expenditures; the allocation of capital expenditures to exploration and development activities; sources of funding for our capital program; drilling of new wells; demand for natural gas and oil products; expenditures and allowances relating to environmental matters; dates by which certain areas will be developed or will come on-stream; expected finding and development costs; future production rates; ultimate recoverability of reserves; dates by which transactions are expected to close; cash flows; uses of cash flows; collectibility of receivables; availability of trade credit; expected operating costs; changes in any of the foregoing and other statements using forward-looking terminology are forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur.

Forward-looking statements in this prospectus are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this prospectus are made as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds of the securities offered by this prospectus for general corporate purposes, which may include an increase in working capital, the repayment or refinancing of outstanding indebtedness and the acquisition of assets or businesses. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.

DESCRIPTION OF CAPITAL STOCK

Shares Generally

Pursuant to our Memorandum of Continuance and our Bye-Laws, we are authorized to issue 1,000,000,000 common shares of par value $0.01 each and 100,000,000 undesignated shares of par value $0.01 each. The Bye-Laws permit the board to authorize us to repurchase our shares whether for cancellation or to be held as treasury shares, provided we are, after the repurchase, able to pay our liabilities as they become due. The Bye-Laws permit us to issue redeemable shares.

Common Shares

Holders of our common shares are entitled to one vote per share on all matters submitted to a vote of the shareholders. The Bye-Laws do not provide for cumulative voting. Any action to be taken by the shareholders at any meeting at which a quorum is in attendance is decided by the affirmative vote of a majority of the votes cast at such meeting, except as otherwise set forth in the Bye-Laws or the Bermuda Companies Act 1981. An amendment of certain specified provisions of the Bye-Laws requires an affirmative vote of at least 80% of the issued and outstanding common shares entitled to vote, and any alteration or abrogation of any rights attached to any class of shares requires (i) consent in writing of 100% of the issued shares of that class or (ii) the approval of the holders of not less than 75% of the issued shares of that class. In addition, the following actions requires an affirmative vote of no less than two-thirds of the votes cast: changes to our Memorandum of Continuance or Bye-Laws, amalgamations, sale, lease or exchange of substantially all of our assets, voluntary winding up or continuance to a foreign jurisdiction. There are no limitations imposed by Bermuda law or the Bye-Laws on the right of shareholders who are not Bermuda residents to hold or vote their common shares. Holders of our common shares do not have any pre-emptive rights.

Under the Bye-Laws and Bermuda law, the board of directors may declare and pay dividends from time to time unless there are reasonable grounds for believing that we are, or after the payment would be, unable to pay our liabilities as they become due or that the realizable value of our assets would thereby be less than the aggregate of our liabilities and issued share capital and share premium accounts. Each common share is entitled to dividends only if, as and when dividends are declared by the board of directors. The payment of future dividends, if any, is determined by the board.

In the event of our liquidation, dissolution or winding up, holders of common shares are entitled to share rateably in proportion to their shareholding in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.

Undesignated Shares

The Memorandum of Continuance and the Bye-Laws authorize the issuance of 100,000,000 undesignated shares. The undesignated shares may be issued with such preferred, qualified or other special rights, privileges and conditions and subject to such restrictions, as the board of directors may determine, in one or more series. The issuance of shares with voting rights, conversion rights or preferential rights could adversely affect the voting power of our holders of common shares and could have the effect of delaying or preventing a change of control. Undesignated shares could have preferences over common shares with respect to liquidation rights or dividends.

Anti-Takeover Provisions

The broad discretion given to the board of directors to designate and issue shares from our undesignated shares could be deemed to have an anti-takeover affect, as could the super-majority requirements for certain shareholder votes as described above.

Director and Officer Indemnity

The Bye-Laws require us to indemnify our officers and directors against all liabilities, loss, damage or expense incurred or suffered by such person in such capacity or by reason of any act done, conceived or omitted in the conduct of our business or in the discharge of such person’s duties; provided that such indemnification shall not extend to any matter which would render it void pursuant to Bermuda law. Bermuda law permits us to indemnify directors and officers against liability attaching to them arising from their duties but such indemnification may not extend to acts of fraud or dishonesty. The Bye-Laws require us to advance funds to directors or officers for their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved, and only if such advance is specifically authorized in accordance with Bye-Law 44.6. The Bye-Laws permit the purchase of indemnity insurance.

Foreign Exchange Control Regulations

We have been designated as a non-resident for Bermuda exchange control purposes by the Bermuda Monetary Authority. Because of this designation, there are no restrictions on our ability to transfer funds in and out of Bermuda.

The transfer of shares between persons regarded as resident outside Bermuda for exchange control purposes and the sale of our common shares to or by such persons may take place without specific consent under the Exchange Control Act 1972. Issuances and transfers of shares involving any person regarded as resident in Bermuda for exchange control purposes require specific approval under the Exchange Control Act 1972.

As an “exempted company,” we are exempt from Bermuda laws which restrict the percentage of share capital that may be held by non-Bermuda residents, but as an exempted company, we may not participate in certain business transactions, including: (1) the acquisition or holding of land in Bermuda (except that required for our business and held by way of lease or tenancy for terms of not more than 50 years) without the express authorization of the Bermuda legislature, (2) the taking of mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Minister of Finance, (3) the acquisition of any bonds or debentures secured by any land in Bermuda, other than certain types of Bermuda government securities or (4) the carrying on of business of any kind in Bermuda, except in furtherance of our business carried on outside Bermuda.

Bermuda Tax Considerations

The following describes a summary of some of the material tax consequences of an investment in our common shares under Bermuda laws. Each prospective investor should consult its own tax advisors regarding tax consequences of an investment in our common shares.

In Bermuda there are no taxes on profits, income or dividends, nor is there any capital gains tax, estate duty or death duty. Profits can be accumulated and it is not obligatory for a company to pay dividends. In addition, stamp duty is not chargeable to any shareholder in respect of the incorporation, registration or licensing of an exempted company, nor, subject to certain minor exceptions, on their transactions. No reciprocal tax treaty affecting us exists between Bermuda and the United States.

The Bermuda government has enacted legislation under which the Minister of Finance is authorized to give a tax assurance to an exempted company or a partnership that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, then the imposition of any such tax shall not be applicable to such entities or any of their operations. In addition, there may be included an assurance that any such tax or any tax in the nature of estate duty or inheritance tax, shall not be applicable to the share, debentures or other obligations of such entities.

On November 6, 2009, we received such a tax assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act, 1966. Pursuant to the tax assurance, we have been granted an exemption from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or on any tax in the nature of estate, duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act, 1967 or otherwise payable in relation to land in Bermuda leased to us. This tax exemption expires on March 28, 2016.

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, (416) 263-9200.

DESCRIPTION OF WARRANTS

The following description of the terms of warrants we may issue sets forth certain general terms and provisions of any warrants to which any prospectus supplement may relate. The particular terms of warrants offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those warrants will be described in the prospectus supplement relating to the warrants. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such warrants. This description does not purport to be complete.

We may issue warrants, including warrants to purchase common shares and undesignated shares. Warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

We will describe in the applicable prospectus supplement, the specific terms of any warrants offered thereby, including:

•	the title or designation of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•

the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the number, designation and terms of the underlying warrant securities issuable upon exercise of such warrants;

•

if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•	if applicable, any anti-dilutive rights of such warrants;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material Bermuda tax considerations;

•	if applicable, a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth some general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information please refer to the applicable indenture. Capitalized terms used in this prospectus that are not defined will have the meanings given to them in these documents.

Any senior debt securities will be issued under a senior indenture to be entered into among us, any of our subsidiaries guaranteeing such senior debt securities and the trustee named in the senior indenture, also referred to as the “senior trustee.” Any subordinated debt securities will be issued under a subordinated indenture to be entered into among us, any of our subsidiaries guaranteeing such subordinated debt securities and the trustee named in the subordinated indenture, also referred to as the “subordinated trustee.” As used in this registration statement, the term “indentures” refers to both the senior indenture and the subordinated indenture, as applicable. Both indentures will be qualified under the Trust Indenture Act of 1939. As used in this registration statement, the term “trustee” refers to either the senior trustee or the subordinated trustee, as applicable.

We currently conduct substantially all of our operations through our subsidiaries, and the holders of debt securities (whether senior debt securities or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries except to the extent of any guarantee issued by our subsidiaries with respect to such debt securities as described in the applicable prospectus supplement.

If specified in the prospectus supplement, Viking Geophysical Services, Ltd. or Viking International Limited, two of our subsidiaries (each a “Subsidiary Guarantor”), will unconditionally guarantee (each such guarantee, a “Subsidiary Guarantee”) the debt securities as described under “—Guarantees” and in the applicable prospectus supplement. The Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. Subsidiary Guarantees of subordinated debt securities will be subordinated to the senior debt of the Subsidiary Guarantor on the same basis as our subordinated debt securities are subordinated to our senior debt.

The following summaries of some material provisions of the senior debt securities, the subordinated debt securities, any related Subsidiary Guarantees and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture and any supplemental indenture applicable to a particular series of debt securities, including the definitions in this registration statement of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture, as applicable, will be identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and by a supplemental indenture. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series.

In particular, each prospectus supplement will describe the following terms relating to a series of debt securities as specified in a supplemental indenture:

•	the title and aggregate principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	whether the debt securities will be guaranteed and the terms of any such guarantees;

•	any provisions granting special rights to you when a specified event occurs;

•	any limit on the amount of debt securities that may be issued;

•

whether any of the debt securities will be issuable in whole or in part in temporary or permanent global form or in the form of book entry securities and, in such case, the identity for the depositary for such series and if in global form whether beneficial owners of interests in any such global security may exchange such interests for securities of such series, and the form of legend or legends that shall be borne by any such global security;

•

the person to whom any interest payable on a debt security shall be payable, if other than the person in whose name that debt security is registered at the close of business on the regular record date for such payment;

•	the manner in which any interest payable on a temporary global security on any interest payment date will be paid, if other than in the manner provided in the indenture;

•	the maturity date(s) of the debt securities;

•

the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue on the debt securities, the date(s) interest will be payable, and the regular record date(s) for interest payment date(s) or the method for determining the record date(s);

•	the place(s) where payments with respect to the debt securities shall be payable;

•	our right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

•

the date, if any, after which, and the price(s) at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•

the date(s), if any, on which, and the price(s) at which, if applicable, we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at your option to purchase in whole or in part, the series of debt securities and other related terms and provisions;

•

the denominations and currency in which the series of debt securities will be issued, if other than denominations of $1,000 (or the equivalent amount in foreign currency) and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions respecting the debt securities;

•	the currency or currency units in which payment of the principal of, premium, if any, and interest on the debt securities shall be payable;

•

if the amount of payments of principal of (and premium, if any), and any interest on, the debt securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

•

if other than the entire principal amount, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity of a series of debt securities in case of an event of default under the indenture;

•	any additional means of satisfaction and discharge, and any additional conditions to discharge, of the indenture;

•

if the debt securities of the series are to be convertible into or exchangeable for our common shares (or cash in lieu thereof), undesignated shares, other debt securities (including other debt securities issued under the indenture), or warrants, at our, or the holder of debt securities’ option or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

•

whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax or other regulatory purposes and whether we can redeem the debt securities rather than pay these additional amounts;

•	any addition to, or modification or deletion of, any definition, any event of default or any covenant specified in the applicable indenture and supplement with respect to the debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities are secured; and

•	any other terms of the debt securities.

Further, each prospectus supplement will describe the supplemental indenture provisions that amend the indenture without the consent of the holders of debt securities where such amendment is not specifically permitted under the indenture without such consent; provided, however, that any such amendment shall become effective only when there is no debt security of any series which (i) is outstanding, (ii) was created prior to the execution of the supplemental indenture providing for such change and (iii) is adversely affected by such amendment.

The debt securities may be issued as original issue discount securities as described in a prospectus supplement. An original issue discount security is a debt security, including any zero coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

United States federal income tax considerations applicable to debt securities sold at an original issue discount security will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Unless otherwise specified in a supplemental indenture, under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without your consent, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange of Rights

The terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares, undesignated shares, other debt securities or warrants will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at your option, or at our option, and may include provisions pursuant to which the number of common shares, undesignated shares, other debt securities or warrants to be received by you and other holders of such series of debt securities would be subject to adjustment.

Guarantees

Any senior or subordinated debt securities may be guaranteed by Viking Geophysical Services, Ltd. or Viking International Limited, each a subsidiary of TransAtlantic. While each prospectus supplement will more fully describe any guarantees for the benefit of the series of debt securities to which it relates, unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantees of the debt securities given by our subsidiaries.

Subject to the limitations described below and in the prospectus supplement, our Subsidiary Guarantors will unconditionally guarantee the punctual payment when due, whether at the maturity date of the debt securities, by acceleration or otherwise, of all of our obligations under the indentures and the debt securities of a series, whether for principal of, premium, if any, or interest on the debt securities or otherwise (all such obligations guaranteed by our Subsidiary Guarantors, the “Guaranteed Obligations”).

In the case of subordinated debt securities, a Subsidiary Guarantee will be subordinated in right of payment to the senior debt of the Subsidiary Guarantor on the same basis as the subordinated debt securities are subordinated to our senior debt. No payment will be made by the Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the subordinated indenture.

Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

•

remain in full force and effect until either (a) payment in full of all the Guaranteed Obligations (or the applicable debt securities are defeased and discharged in accordance with the defeasance provisions of the indentures) or (b) released as described in the following paragraph;

•	be binding upon the applicable Subsidiary Guarantor; and

•	inure to the benefit of, and be enforceable by, the applicable trustee, the holders of the debt securities and their successors and permitted transferees and assigns.

If a Subsidiary Guarantor ceases to be our subsidiary, whether as a result of a disposition of all or substantially all of the assets or all of the capital stock of the Subsidiary Guarantor, by way of sale, merger, consolidation or otherwise, the Subsidiary Guarantor will be deemed released and relieved of its obligations under its Subsidiary Guarantee without any further action required on the part of the trustee or any holder of debt securities, and no other person acquiring or owning the assets or capital stock of the Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee; provided, in each case, that the transaction or transactions resulting in the Subsidiary Guarantor’s ceasing to be subsidiary are carried out pursuant to, and in compliance with, all of the applicable covenants in the applicable indentures. Further, if we elect either defeasance and discharge or covenant defeasance under the terms of the indentures, then such Subsidiary Guarantor will also be deemed released and relieved of its obligations under its Subsidiary Guarantee without any further action required on the part of the trustee or any holder of debt securities. In addition, an applicable prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Consolidation, Merger or Sale

Unless noted otherwise in a prospectus supplement, the indentures and the supplemental indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of all or substantially all of our assets must assume all of our obligations under the indentures and any supplemental indentures or the debt securities, as appropriate.

Events of Default under the Indentures

Unless otherwise specified in a supplemental indenture, an event of default typically will occur under the indentures with respect to any series of debt securities issued upon:

•	failure to pay interest on the debt securities when due if such failure continues for 30 days and the time for payment has not been extended or deferred;

•	failure to pay the principal or premium of the debt securities, if any, when due;

•

in the case of debt securities guaranteed by one or more of our subsidiaries, the Subsidiary Guarantees being held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceasing for any reason to be in full force and effect (other than in accordance with the terms of the applicable indenture) or such Subsidiary Guarantor or any person or entity acting on behalf of such Subsidiary Guarantor denying or disaffirming such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

•	failure to deposit any sinking fund payment, when due, for any debt security and in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

•

failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, if such failure continues for 90 days after we receive notice from a trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•

if the debt securities are convertible into common shares, undesignated shares, other debt securities or warrants, failure by us to deliver common shares or the other securities when you and other holders of the debt securities elect to convert the debt securities into common shares or other securities; and

•	particular events of bankruptcy, insolvency, or reorganization.

The supplemental indentures or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

Subject to the provisions of the supplemental indentures, an event of default for a particular series of debt securities may, but does not necessarily, constitute an event of default for any other series of debt securities.

Unless otherwise specified in a supplemental indenture, if an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.

Subject to the provisions of the supplemental indentures, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest on the debt securities. Any such waiver shall cure such default or event of default.

Subject to the provisions of the supplemental indentures, in the case of any series of subordinated debt securities, the amounts collected by a trustee from us as a result of an event of default must first be applied towards any amounts due to the trustee and then to the payment of any senior series of debt securities before being paid to holders of such series of subordinated debt securities.

Subject to the terms of the supplemental indentures, if an event of default under an indenture shall occur and be continuing, the trustee named in such indenture will be under no obligation to exercise any of its rights or powers under such indenture at your request or direction or that of any other holders of the applicable series of debt securities, unless you or such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•

subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

Subject to the terms of the supplemental indentures, as a holder of the debt securities of any series, you will only have the right to institute a proceeding or to appoint a receiver or trustee, or to seek other remedies if:

•	you have given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

•

the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request, and offer. These limitations do not apply to a suit instituted by you if we default in the payment of the principal, premium, if any, or interest on, your debt securities.

Subject to the terms of the supplemental indentures, we will periodically file statements with the trustee regarding our compliance with all of the conditions and covenants in the indentures.

Modification of Indentures

We and a trustee may change an indenture without your consent with respect to specific matters, including:

•	to cure any ambiguity, omission, defect, or inconsistency in such indenture;

•	to provide for the assumption by a successor person of our obligations under such indenture;

•

to add guarantees, including Subsidiary Guarantees, with respect to debt securities or to release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of the indenture or to secure debt securities;

•	to add to the covenants for your benefit or to surrender any right or power conferred upon us;

•	to add additional events of default with respect to all, or a specific series, of the debt securities;

•

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of securities in accordance with the terms of the indenture; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	to secure the securities or any Subsidiary Guarantee pursuant to the terms of such Subsidiary Guarantee;

•	to surrender any right conferred to us under the indenture;

•	to change or eliminate any provision of the indenture that does not materially adversely affect your interests as a holder of debt securities of any series; or

•	to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act of 1939.

In addition, under the indentures, but subject to the terms of the supplemental indenture, your rights as a holder of a series of debt securities may be changed by us, any Subsidiary Guarantor and a trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•	change the fixed maturity of such series of debt securities;

•	reduce the principal amount, reduce the rate of, or extend the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	change the place where principal or interest under the debt securities is payable;

•	a change in the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting; or

•	modify any of the above provisions.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 (or the equivalent amount in foreign currency) and any integral multiple thereof. Subject to the terms of the supplemental indentures, the indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository we name and identify in a prospectus supplement with respect to such series.

At your option, subject to the terms of the supplemental indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the supplemental indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Subject to the terms of the supplemental indentures, if the debt securities of any series are to be redeemed, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.

Information Concerning Trustees

A trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. A trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of a trustee in The City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Legal Defeasance and Covenant Defeasance

We at any time may terminate all of our obligations under the indenture and any applicable supplemental indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to replace mutilated, destroyed, lost or stolen certificates representing the debt securities and to maintain a registrar and paying agent in respect of the debt securities. Additionally, we at any time may terminate certain covenants under the indenture or any supplemental indenture (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

If we exercise our legal defeasance option, payment of the debt securities may not be accelerated because of an event of default with respect to the indenture or a supplemental indenture. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of an event of default relating to the terminated covenants.

The legal defeasance option or the covenant defeasance option may be exercised only if:

•

we irrevocably deposit in trust with the trustee money or United States government obligations for the payment of principal of, premium, if any, and interest on the new notes to maturity or redemption, as the case may be;

•

we deliver to the trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any and interest when due and without reinvestment on the deposited United States government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all debt securities to maturity or redemption, as the case may be;

•

91 days pass after the deposit is made and during the 91-day period we are not in default under the indenture as a result of the initiation of a bankruptcy or similar proceeding with respect to us or any other person or entity making such deposit which is continuing at the end of the period;

•	no event of default has occurred and is continuing on the date of such deposit and after giving effect to such deposit;

•	such deposit does not constitute a default under any other agreement or instrument binding on us;

•

we deliver to the trustee an opinion of our legal counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

•	in the case of the legal defeasance option, we deliver to the trustee an opinion of our legal counsel stating that:

•	we have received from the Internal Revenue Service a ruling, or

•	since the date of the indenture there has been a change in the applicable federal income tax law, to the effect,

in either case, that, and based thereon such opinion of our legal counsel shall confirm that, the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

•

in the case of the covenant defeasance option, we deliver to the trustee an opinion of our legal counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

•

we deliver to the trustee an officers’ certificate and an opinion of our legal counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities have been complied with as required by the indenture.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and to the extent that the Trust Indenture Act of 1939 shall be applicable.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior indebtedness, including the senior debt securities, and it may also be senior in right of payment to all of our other subordinated debt. The indenture supplement relating to any series of subordinated debt securities will include the subordination provisions of such series including:

•

the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any senior indebtedness, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities;

•

the definition of senior indebtedness applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series;

•

any changes to the subordination provisions of the indenture that we make without the consent of the holders of debt securities and which changes are not specifically permitted under the indenture without such consent; provided that such changes shall become effective only when there is no debt security of any series which (i) is outstanding, (ii) was created prior to the execution of the supplemental indenture providing for such change and (iii) is adversely affected by such change.

The indenture supplement will also describe as of a recent date the approximate amount of senior indebtedness to which the subordinated debt securities of such series will be subordinated.

The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture described in the applicable supplemental indenture will not be construed as preventing the occurrence of an event of default with respect to the subordinated debt securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the subordinated debt securities as described under “- Legal Defeasance and Covenant Defeasance.”

The foregoing description of debt securities and the indenture is a summary and is qualified in its entirety by the applicable indenture. Further, we may amend the applicable indenture without the consent of the holders of debt securities, even if such amendment is not specifically permitted without such consent; provided that such amendment shall become effective only when there is no debt security of any series which (i) is outstanding, (ii) was created prior to the execution of the supplemental indenture providing for such change and (iii) is adversely affected by such change.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	any other method permitted pursuant to applicable law.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1993, as amended;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or other offering materials, as the case may be.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common shares which are listed on the NYSE Amex and the Toronto Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, undesignated shares or warrants on any securities exchange or quotation system; any such listing with respect to any particular debt securities, undesignated shares, or warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Haynes and Boone, LLP will issue an opinion about certain legal matters with respect to the enforceability of debt securities and warrants for us. Certain matters relating to Bermuda law regarding the validity of our common shares and undesignated shares and the guarantee of debt securities by Viking International Limited will be passed on by Appleby. Certain matters relating to Bahamian law regarding the guarantee of debt securities by Viking Geophysical Services, Ltd. will be passed on by Bethell Legal. In connection with any particular offering of the securities in the future, the validity of those securities may be passed upon for us by Haynes and Boone, LLP, Appleby, Bethell Legal or such other counsel as may be specified in the applicable prospectus supplement. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements as of December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009, and management’s assessment of the effectiveness of TransAtlantic Petroleum Ltd.’s internal control over financial reporting as of December 31, 2009 have been incorporated herein by reference to our Annual Report on Form 10-K in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2009, expresses an opinion that TransAtlantic Petroleum Ltd. did not maintain effective internal control over financial reporting as of December 31, 2009 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states:

•	TransAtlantic Petroleum Ltd. did not maintain adequate controls to facilitate the flow of information used in financial reporting throughout the organization.

•	TransAtlantic Petroleum Ltd. did not maintain an effective period-end financial statement closing process.

•

TransAtlantic Petroleum Ltd. did not design procedures to ensure detailed reviews and verification of inputs related to the analysis of accounts or transactions and schedules supporting financial statement amounts and disclosures.

•	TransAtlantic Petroleum Ltd. did not maintain effective monitoring controls over foreign operations in Istanbul, Turkey.

The consolidated financial statements of Incremental Petroleum Limited and subsidiaries as of and for the years ended December 31, 2008 and 2007 incorporated in this prospectus by reference to the Prospectus filed with the SEC on May 12, 2010 have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report. Such financial statements have been so included upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEPENDENT PETROLEUM ENGINEERS

DeGolyer & MacNaughton, independent petroleum engineers, prepared the proved reserves estimates with respect to certain of our properties incorporated by reference in this prospectus in reliance upon the authority of said firm as experts in petroleum engineering.

MATERIAL CHANGES

There have been no material changes to us since December 31, 2009 that have not been described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means that we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, excluding any disclosures therein that are furnished and not filed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 31, 2010;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 10, 2010;

•	Current Report on Form 8-K dated December 21, 2009 and filed on December 28, 2009, as amended by Amendment No. 1 on Form 8-K/A filed on January 7, 2010;

•	Current Report on Form 8-K dated January 7, 2010 and filed on January 13, 2010;

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Unaudited pro forma condensed combined financial statements and the notes thereto of TransAtlantic Petroleum Ltd. for the year ended December 31, 2009, as set forth on pages F-1 to F-8 included in the Prospectus filed with the SEC pursuant to Rule 424(b)(3) under Registration Statement No. 333-163976 on May 12, 2010;

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Consolidated financial statements of Incremental Petroleum Limited and subsidiaries as of and for the years ended December 31, 2008 and 2007 as set forth on pages F-9 to F-41 included in the Prospectus filed with the SEC pursuant to Rule 424(b)(3) under Registration Statement No. 333-163976 on May 12, 2010; and

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The description of our common shares, which is contained in our registration statement on Form 8-A12B filed with the SEC on December 7, 2009, as updated or amended in any amendment or report filed for such purpose.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement related to this prospectus and prior to the termination of the offering of the securities described in this prospectus, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing such documents. Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost. We can be contacted at the address and phone number indicated below:

TransAtlantic Petroleum Ltd.

5910 N. Central Expressway

Suite 1755

Dallas, Texas 75206

Attn: Secretary

Telephone (214) 220-4323

Our incorporated reports and other documents may be accessed at our website address: www.transatlanticpetroleum.com or by contacting the SEC as described below in “Where You Can Find More Information.”

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.